STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION
APPROVED FOR RECORD
05/29/96 at 1:57 p.m. eff 05/31/96 @ 5:05 pm

RECEIVED

'96 MAY 29 P1 57

ARTICLES SUPPLEMENTARY

WILSHIRE TARGET FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The aggregate number of shares of stock that the corporation has authority to issue is four hundred million (400,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of four hundred thousand dollars ($400,000), heretofore consisting of one hundred million (100,000,000) shares classified as Investment Class shares of Common Stock of the Large Company Growth Portfolio, one hundred million (100,000,000) shares classified as Investment Class shares of Common Stock of the Large Company Value Portfolio, one hundred million (100,000,000) shares classified as Investment Class shares of Common Stock of the Small Company Growth Portfolio, and one hundred million (100,000,000) shares classified as Investment Class shares of Common Stock of the Small Company Value Portfolio. These Articles Supplementary do not increase the total authorized capital stock of the corporation or the aggregate par value thereof. The Board of Directors hereby reclassifies fifty million (50,000,000) authorized but unissued Investment Class shares of Common Stock of the Large Company Growth Portfolio as fifty million (50,000,000) Institutional Class shares of Common Stock of the Large Company Growth Portfolio, fifty million (50,000,000) authorized but unissued Investment Class shares of Common Stock of the Large Company Value Portfolio as fifty million (50,000,000) Institutional Class shares of Common Stock of the Large Company Value Portfolio, fifty million (50,000,000) authorized but unissued Investment Class shares of Common Stock of the Small Company Growth Portfolio as fifty million (50,000,000) Institutional Class shares of Common Stock of the Small Company Growth Portfolio, and fifty million (50,000,000) authorized but unissued Investment Class shares of Common Stock of the Small Company Value Portfolio as fifty million (50,000,000) Institutional Class shares of Common Stock of the Small Company Value Portfolio.

SECOND: The Institutional Class shares of Common Stock of each Portfolio, which term as used herein refers to an investment portfolio in which particular classes of Common Stock have an interest, classified by the corporation's Board of Directors hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the corporation's Articles of Incorporation and shall be subject to all provisions of the corporation's Articles of Incorporation relating to stock of the corporation generally, subject to the following:

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(1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Institutional Class shares of Common Stock of each Portfolio shall be determined separately from those of any other class of the corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Portfolio to holders of shares of the Institutional Class shares of such Portfolio may vary from the other classes of the corporation's stock. Except for these differences, and certain other differences set forth hereinafter or elsewhere in the Articles of Incorporation of the corporation, the Institutional Class shares of Common Stock of each Portfolio and each other class of the corporation's Common Stock of the same Portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2) Assets of the corporation attributable to the Institutional Class shares of Common Stock of a Portfolio and assets attributable to the Investment Class shares of Common Stock of the same Portfolio shall be invested in the same investment portfolio with each other and with any other class of Common Stock of the same Portfolio.

(3) The dividends and distributions of investment income and capital gains with respect to the Institutional Class shares of Common Stock of each Portfolio shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between the Institutional Class shares of Common Stock of the Portfolio and any other class of the corporation's Common Stock of the same Portfolio to reflect differing allocations of the expenses and liabilities of the corporation among the classes of Common Stock of the Portfolio and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the corporation among the Institutional Class shares of Common Stock of each Portfolio and any other class of the corporation's stock shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(4) Except as may otherwise be required by law, the holders of the Institutional Class shares of Common Stock of each Portfolio shall have (i) except as set forth below, the same voting rights as the holders of other classes of stock of that Portfolio; (ii) exclusive voting rights with respect to any matters submitted to a vote of stockholders that affects only holders of such Institutional Class of shares of Common Stock of that Portfolio, including, without limitation, the provisions of any distribution plan adopted by the corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Plan"),

applicable to such Institutional Class of shares of Common Stock of that Portfolio, (iii) no voting rights with respect to the provisions of any Plan applicable solely to one or more other classes of stock of the corporation or with respect to any other matters submitted to a vote of stockholders that does not affect holders of such Institutional Class of shares of Common Stock of that Portfolio and (iv) to the extent required by law, separate voting rights with respect to any matters submitted to a vote of stockholders.

(5) The corporation, pursuant to resolution of the Board of Directors, may cause the redemption, upon the terms set forth in such resolution and in subsections (a) through (e) and subsection (h) of Article EIGHTH of the Articles of Incorporation of the Corporation, as amended, of the Institutional Class shares of Common Stock of each Portfolio owned by stockholders whose shares have an aggregate net asset value of two million dollars or less or such other greater or lesser amount as may be fixed from time to time by the Board of Directors, which amount may differ from the amount established for comparable purposes with respect to other classes of shares of Common Stock of that Portfolio and may also differ from the amount established for comparable purposes with respect to the Institutional Class shares of Common Stock of any other Portfolio. Notwithstanding any other provision of the Articles of Incorporation of the corporation, as amended and supplemented, if certificates representing such shares have been issued, the redemption price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

THIRD: The Board of Directors of the corporation has classified the shares described above pursuant to authority provided in the corporation's Articles of Incorporation.

FOURTH: These Articles Supplementary shall become effective at 5:05 p.m., on May 31, 1996.

The undersigned Vice President of the corporation acknowledges these Articles Supplementary to be the corporate act of the corporation and states that to the best of her knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.

IN WITNESS WHEREOF, WILSHIRE TARGET FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of May 23, 1996.

WILSHIRE TARGET FUNDS, INC.

By: ______________________
Vice President

Witness:

____
Assistant Secretary

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